Exhibit 8.1

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

18 July 2017

Ladies and Gentlemen:

BBVA Banco Francés S.A., a company incorporated in the Republic of Argentina (the “Company”), has filed with the Securities and Exchange Commission a Prospectus Supplement (the “Prospectus Supplement”) pursuant to Rule 424(b)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the Company’s Registration Statement on Form F-3 (the “Registration Statement”) and has been filed in connection with the Company’s offering of 66,000,000 of its ordinary shares, which may be represented by American Depositary Shares (“ADSs”), par value Ps. 1.00 per share (the ordinary shares and ADSs collectively, the “Shares”).

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences of owning and disposing of the Shares to U.S. Holders is set forth in full under the caption “United States Federal Income Tax Considerations” in the Prospectus Supplement.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the caption “Taxation” included in the Prospectus Supplement and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,

USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.